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                                                                      EXHIBIT 21


The following entities are subsidiaries of Horizon Group, Inc., a Michigan corporation:

 Horizon/Glen Outlet Centers Limited Partnership, a Delaware limited partnership

 First Horizon Group Limited Partnership, a Delaware limited partnership

 First HGI, Inc., a Delaware corporation

 Second HGI, Inc., a Delaware corporation

 H/G Perryville Limited Partnership, a Maryland limited partnership

 HGI Perryville, Inc., a Maryland corporation

 MG Third Party Services Corp., a Delaware corporation

 HGI Management Corp., a Michigan corporation

 MG Long Island Limited Partnership, a Virginia limited partnership

 MG Patchogue Limited Partnership, a District of Columbia limited partnership

 MG Patchogue Limited Partnership II, a Virginia limited partnership

 MG Medford Limited Partnership, a District of Columbia limited partnership

 HGL Outlet Associates, a Delaware general partnership

 Second Horizon Group Limited Partnership, a Delaware limited partnership

 Finger Lakes Outlet Center, LLC, a Delaware limited liability company